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                              ARTICLES OF AMENDMENT
                                       OF
                MICRODYNE COMMUNICATIONS TECHNOLOGY INCORPORATED

     FIRST: Article SECOND of the Articles of Incorporation of Microdyne Communications Technology Incorporated (the "Corporation") is hereby amended in its entirety to read as follows (the "Amendment"):

     SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

     Microdyne Communications Technologies Incorporated

     SECOND: By unanimous written consent, the Amendment was advised by the Corporation's Board of Directors and directed to be submitted to the Corporation's sole stockholder for its approval.

     THIRD: By written consent of the sole stockholder, the Amendment was approved by the Corporation's sole stockholder.

     FOURTH: The undersigned Treasurer and Chief Financial Officer acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned Treasurer and Chief Financial Officer acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

     IN WITNESS WHEREOF the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Treasurer and Chief Financial Officer and attested to by its Secretary on this 22nd day if July 1998.

ATTEST:                                    MICRODYNE COMMUNICATIONS
                                           TECHNOLOGY INCORPORATED

/s/ Gareth U. Higgins                      /s/ Massoud Safavi
-------------------------------------      -------------------------------------
Gareth U. Higgins                          Massoud Safavi
Secretary                                  Treasurer and Chief Financial Officer

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                            ARTICLES OF INCORPORATION
                                       OF
                MICRODYNE COMMUNICATIONS TECHNOLOGY INCORPORATED


THIS IS TO CERTIFY THAT:

         FIRST: The undersigned, William G. Miller, whose post office address is c/o McGuire, Woods, Battle & Boothe, LLP, 1627 Eye Street, N.W., Washington, D.C. 20006, being at least eighteen (18) years of age, does hereby form a corporation under the general laws of the State of Maryland.

         SECOND: The name of the corporation (which is hereinafter called the "Corporation") is:

         Microdyne Communications Technology Incorporated

         THIRD: The purpose for which the Corporation is formed is to carry on any lawful business, within the State of Maryland or elsewhere, and the Corporation shall have, enjoy and exercise all of the powers and rights now or hereafter conferred by statute upon corporations.

         FOURTH: The post office address of the principal office of the Corporation in the state of Maryland is 11 East Chase Street, Baltimore, Maryland 21202.

         FIFTH: The Resident Agent of the Corporation is CSC-Lawyers Incorporating Service Company, a Maryland corporation, whose post office address is 11 East Chase Street, Baltimore, Maryland 21202.

         SIXTH: The Corporation shall have a Board of Directors consisting of six (6) Directors, which number may be increased or decreased in accordance with the By-Laws of the Corporation, but shall never be less than the number required by Section 2-402 of the Corporation and Associations Article of the Annotated Code of Maryland, as may be amended from time to time. The names of the Directors who shall act as such until the first annual meeting of the Stockholders and until their successors are elected and qualify are:

                  Phillip T. Cunningham
                  Michael E. Jalbert
                  Christopher M. Maginniss
                  Curbs M. Coward
                  Gregory W. Fazakerley
                  H. Brian Thompson

         SEVENTH: The total number of shares of stock which the Corporation has authority to issue is Five Thousand (5,000) shares of common stock, par value $0.01 per share, all of one class.

         EIGHTH: In carrying on its business, or for the purpose of attaining or furthering any of its objects, the Corporation shall have all of the rights, powers and privileges granted to

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corporations by the laws of the State of Maryland, and the power to do any and all acts and things which a natural person or partnership could do and which may now or hereafter be authorized by law, either alone or in partnership or conjunction with others. In furtherance and not in limitation of the powers conferred by statute, the powers of the Corporation and of the Directors and Stockholders shall include the following:

                  (a) Any Director individually, or any firm of which any Director may be a member, or any corporation or association of which any Director may be an officer or director or in which any Director may be interested as the holder of any amount of its capital stock or otherwise, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and, in the absence of fraud, no contract or other transaction shall be thereby affected or invalidated; provided that in case a Director, or firm of which a Director is a member, or a corporation or association of which a Director is an officer or director or in which a Director is interested as the holder of any amount of its capital stock or otherwise, is so interested, such fact shall be disclosed or shall have been known to the Board of Directors or a majority thereof. Any Director of the Corporation who is also a Director or officer of or interested in such other corporation or association, or who, or the firm of which he is a member, is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize any such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or association or were not so interested or were not a member of a firm so interested.

                  (b) The Corporation reserves the right, from time to time, to make any amendment of its Charter, now or hereafter authorized by law, including any amendment which alters the contract rights, as expressly set forth in its Charter, of any outstanding stock.

                  (c) Except as otherwise provided in these Articles of Incorporation, the Charter or the By-Laws of the Corporation, as from time to time amended, the business of the Corporation shall be managed by its Board of Directors, which shall have and may exercise all the powers of the Corporation except such as are by law, these Articles of Incorporation, the Charter or the By-Laws, conferred upon or reserved to the Stockholders. Additionally, the Board of Directors of the Corporation is hereby specifically authorized and empowered from time to time in its discretion:

                           (1) To authorize the issuance from time to time of
shares of its stock of any class, whether now or hereafter authorized, or securities convertible into shares of its stock, of any class or classes, whether now or hereafter authorized, for such consideration as said Board of Directors may deem advisable, subject to such restrictions or limitations, if any, as may be set forth in the By-Laws of the Corporation;

                           (2) By articles supplementary to these Articles of
Incorporation, to classify or reclassify any unissued shares by fixing or altering in any one or more aspects, from time to time before issuance of such shares, the preferences, rights, voting powers, restrictions and qualifications of, the dividends on, the times and prices of redemption of, and the conversion rights of, such shares.


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         NINTH: No director or officer of the Corporation shall be liable to the
Corporation or its Stockholders for money damages, except (1) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, or (2) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding. No director or officer shall be deemed to have received any improper benefit or profit within the meaning of this Article NINTH by reason of any payment or distribution to or in respect of the common stock of the Corporation, which payment or distribution applies or is available equally to all outstanding shares of common stock of the Corporation.

         TENTH: No holder of stock of any class shall have any preemptive right to subscribe to or purchase any additional shares of any class, or any bonds or convertible securities of any nature; provided, however, that the Board of Directors may, in authorizing the issuance of stock of any class, confer any preemptive right that the Board of Directors may deem advisable in connection with such issuance.

         ELEVENTH: The Corporation shall indemnify its directors and officers to the full extent permitted by the general corporate laws of the State of Maryland now or hereafter in force, including the advance of expenses under the procedures provided by such laws. The foregoing shall not limit the authority of the Corporation to indemnify other employees and agents consistent with law.

         IN WITNESS WHEREOF, I have signed these Articles of Incorporation, and I acknowledge the same to be my act on this 12th day of March, 1998.



                                                     /s/ William G. Miller
                                                     --------------------------
                                                     William G. Miller